EXHIBIT 10.9
THIRD AMENDMENT TO LEASE

I.    PARTIES AND DATE.

THIS THIRD AMENDMENT TO LEASE (“Amendment”) is made and entered into as of November 17, 2016 by and between THE IRVINE COMPANY LLC, a Delaware limited liability company (“Landlord”), and 5 ARCHES, LLC, a Delaware limited liability company (“Tenant”).

II.    RECITALS.

Landlord and Tenant (as successor in interest to 5 Arches, LLC, a California limited liability company) are parties to that certain lease dated January 27, 2015, which lease was amended by a First Amendment to Lease dated September 9, 2016 (the “First Amendment”) and a Second Amendment to Lease dated September 30, 2016 (collectively, the “Lease”) for space consisting of approximately 13,887 rentable square feet known as Suite Nos. 950 and 1150 (collectively, the “Premises”) in the building located at 19800 MacArthur Boulevard, Irvine, California (“Building”).

Landlord and Tenant each desire to modify the Lease to add approximately 1,780 rentable square feet of space known as Suite No. 960 on the 9th floor of the Building (“Suite 960”), adjust the Basic Rent, and make such other modifications as are set forth in “III. MODIFICATIONS” next below.

III.    MODIFICATIONS.

A.	Basic Lease Provisions. The Basic Lease Provisions are hereby amended as follows:

1.	Effective as of the Commencement Date for Suite 960, Item 2 shall be amended by adding “Suite 960” to the Premises.

2.    Item 4 is hereby amended by adding the following:

“Estimated Commencement Date for Suite 960: the earlier of (a) the date Suite 960 is deemed “ready for occupancy” (as hereinafter defined) and possession thereof is delivered to Tenant, estimated to be 13 weeks following the full and final execution of this Amendment, or (b) the date Tenant commences its regular business activities within Suite 960.”

3.	Item 5 is hereby amended by adding the following:

“5. Lease Term for Suite 960: The Term for Suite 960 shall expire at midnight on the Expiration Date (i.e., June 30, 2021).”

4.	Effective as of the Commencement Date for Suite 960, Item 6 shall be amended by adding the following for Suite 960:

Months of Term or Period for Suite 960	Monthly Rate Per Rentable Square Foot for Suite 960	Monthly Basic Rent for Suite 960 (rounded to the nearest dollar)
1st to 11th month following the Commencement Date for Suite 950*	$3.08	$5,482.00
12th month following the Commencement Date for Suite 950 to 23 rd month following the Commencement Date for Suite 950	$3.10	$5,518.00
24th month following the Commencement Date for Suite 950 to 35 th month following the Commencement Date for Suite 950	$3.34	$5,945.00
36th month following the Commencement Date for Suite 950 to 47 th month following the Commencement Date for Suite 950	$3.48	$6,194.00
48th month following the Commencement Date for Suite 950 to 6/30/21	$3.63	$6,461.00

*The Commencement Date for Suite 950 is defined in the First Amendment.

5.	Effective as of the Commencement Date for Suite 960, Item 7 shall be amended by adding the following for Suite 960:

“7. Property Tax Base: The Property Taxes per rentable square foot incurred by Landlord and attributable to the twelve month period ending June 30, 2018 (the “Base Year”).

Project Cost Base: The Project Costs per rentable square foot incurred by Landlord and attributable to the Base Year.

Expense Recovery Period: Every 12 month period during the Term (or portion thereof during the first and last Lease years) ending June 30.”

6.	Effective as of the Commencement Date for Suite 960, Item 8 shall be amended by adding “and Suite 960 comprising approximately 1,780 rentable square feet.”

7.	Item 9 is hereby deleted in its entirety and the following substituted in lieu thereof:

“9. Security Deposit: $54,415.00”

8.	Effective as of the Commencement Date for Suite 960, Item 11 shall be amended by adding the following:

“11. Parking for Suite 960: up to 6 unreserved vehicle parking passes in accordance with the provisions set forth in Exhibit F to this Lease.”

B.    Commencement Date. As used herein, the “Commencement Date for Suite 960” shall occur on the earlier of (a) the date Suite 960 is deemed ready for occupancy as set forth below, or (b) the date Tenant commences its business activities within Suite 960. Promptly following request by Landlord, the parties shall memorialize on a form provided by Landlord (the “Suite 960 Commencement Memorandum”) the actual Commencement Date for Suite 960; should Tenant fail to execute and return the Suite 960 Commencement Memorandum to Landlord within 5 business days (or provide specific written objections thereto within that period), then Landlord’s determination of the Commencement Date for Suite 960 as set forth in the Suite 960 Commencement Memorandum shall be conclusive. Suite 960 shall be deemed “ready for occupancy” if and when Landlord, to the extent applicable, (i) has substantially completed all the work required to be completed by Landlord pursuant to the Work Letter attached to this Amendment but for minor punch list matters, and has obtained the requisite governmental approvals for Tenant’s occupancy in connection with such work, (ii) has provided reasonable access to Suite 960 for Tenant so that Suite 960 may be used without unreasonable interference, and (iii) has put into operation all building services required to be provided by Landlord under the Lease and essential for the use of Suite 960 by Tenant.

C.
Delay in Possession. If Landlord, for any reason whatsoever, cannot deliver possession of Suite 960 to Tenant on or before the Estimated Commencement Date for Suite 960 set forth in Section III.A.2 above, this Amendment shall not be void or voidable nor shall Landlord be liable to Tenant for any resulting loss or damage. However, Tenant shall not be liable for any rent for Suite 960 until the Commencement Date for Suite 960 occurs as provided in Section III.B above, except that if Landlord’s failure to substantially complete all work required of Landlord pursuant to Section III.B(i) above is attributable to any action or inaction by Tenant (including without limitation any Tenant Delay described in the Work Letter attached to this Amendment), then Suite 960 shall be deemed ready for occupancy, and Landlord shall be entitled to full performance by Tenant (including the payment of rent), as of the date Landlord would have been able to substantially complete such work and deliver Suite 960 to Tenant but for Tenant’s delay(s).

D.
Security Deposit. Concurrently with Tenant’s delivery of this Amendment, Tenant shall deliver the sum of $7,108.00 to Landlord, which sum shall be added to the Security Deposit presently being held by Landlord in accordance with Section 4.3 of the Lease.

E.
Operating Expenses. Notwithstanding any contrary provision in the Lease, Landlord hereby agrees that Tenant shall not be obligated to pay Landlord for Operating Expenses accruing in connection with Suite 960 during the 12 month period commencing as of the Commencement Date for Suite 960.

F.
Signage. Landlord, at its sole cost and expense, shall affix and maintain a sign (restricted solely to Tenant’s name as set forth herein) adjacent to the entry door of Suite 960, and shall add an identification strip in the lobby directory of the Building. Any subsequent changes to that initial signage shall be made at Tenant’s expense in accordance with Section 5.2 of the Lease.

G.	Floor Plan of Premises. Effective as of the Commencement Date for Suite 960, Exhibit A-1 attached to this Amendment shall be added to Exhibit A of the Lease.

H.
Parking. Notwithstanding any contrary provision in Exhibit F to the Lease, “Parking,” effective as of the Commencement Date for Suite 960, Landlord shall lease to Tenant, and Tenant shall lease from Landlord, up to 6 unreserved parking passes (for Suite 960) (the “Suite 960 Parking Passes”) through the Expiration Date. During the time period commencing as of the Commencement Date for Suite 960 and continuing through the Expiration Date only, Tenant shall pay to Landlord $50.00 per unreserved Suite 960 Parking Pass per month utilized. Thereafter, the parking charge shall be at Landlord’s scheduled parking rates from time to time.

I.	Tenant Improvements. Landlord, at its sole cost, hereby agrees to complete the Tenant Improvements for Suite 960 in accordance with the provisions of Exhibit B, Work Letter, attached hereto.

J.
SDN List. Tenant hereby represents and warrants that neither Tenant nor any officer, director, employee, partner, member or other principal of Tenant (collectively, "Tenant Parties") is listed as a Specially Designated National and Blocked Person ("SDN") on the list of such persons and entities issued by the U.S. Treasury Office of Foreign Assets Control (OFAC). In the event Tenant or any Tenant Party is or becomes listed as an SDN, Tenant shall be deemed in breach of the Lease and Landlord shall have the right to terminate the Lease immediately upon written notice to Tenant.

K.	Deleted Provision. Section III.M of the First Amendment entitled “Right of First Offer” is hereby deleted in its entirety and of no further force or effect.

IV.    GENERAL.

A.	Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

B.
Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant and can be changed only by a writing signed by Landlord and Tenant. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

C.
Counterparts; Digital Signatures. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation. The parties agree to accept a digital image (including but not limited to an image in the form of a PDF, JPEG, GIF file, or other e-signature) of this Amendment, if applicable, reflecting the execution of one or both of the parties, as a true and correct original.

D.
Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

E.
Authority. If Tenant is a corporation, limited liability company or partnership, or is comprised of any of them, each individual executing this Amendment for the corporation, limited liability company or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of such entity and that this Amendment is binding upon such entity in accordance with its terms.

F.
Certified Access Specialist. As of the date of this Amendment, there has been no inspection of the Building and Project by a Certified Access Specialist as referenced in Section 1938 of the California Civil Code.

G.	Attorneys’ Fees. The provisions of the Lease respecting payment of attorneys’ fees shall also apply to this Amendment.

H.
Nondisclosure of Terms. Landlord and Tenant acknowledge that the content of this Amendment and any related documents are confidential information. Except to the extent disclosure is required by law, Landlord and Tenant shall each keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than to its respective financial, legal and space-planning consultants, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under the Lease, as amended, or pursuant to legal requirement.

I.
Brokers.  Article 18 of the Lease is amended to provide that the parties recognize the following parties as the brokers who negotiated this Amendment, and agree that Landlord shall be responsible for payment of brokerage commissions to such brokers pursuant to its separate agreements with such brokers: Irvine Realty Company (“Landlord’s Broker”) is the agent of Landlord exclusively and Savills Studley/Irvine (“Tenant’s Broker”) is the agent of Tenant exclusively.  By the execution of this Amendment, each of Landlord and Tenant hereby acknowledge and confirm (a) receipt of a copy of a Disclosure Regarding Real Estate Agency Relationship conforming to the requirements of California Civil Code 2079.16, and (b) the agency relationships specified herein, which acknowledgement and confirmation is expressly made for the benefit of Tenant’s Broker. By the execution of this Amendment, Landlord and Tenant are executing the confirmation of the agency relationships set forth herein. The warranty and indemnity provisions of Article 18 of the Lease, as amended hereby, shall be binding and enforceable in connection with the negotiation of this Amendment.

V.    EXECUTION.

Landlord and Tenant executed this Amendment on the date as set forth in “I. PARTIES AND DATE.” above.

LANDLORD:

THE IRVINE COMPANY LLC,
a Delaware limited liability company

By /s/ Steven M. Case[[Executor 1 Signature]]

Name: Steven M. Case [[Tenant 1 Name]]
Title: EVP

[[Executor 1 Name]]
[[Executor 1 Title Line 1]]
[[Executor 1 Title Line 2]]

xecutor 2 Signature]]

[[Executor 2 Name]]
[[Executor 2 Title Line 1]]
[[Executor 2 Title Line 2]]

[[ReviewerInitial1]]
TENANT: 5 ARCHES, LLC, a Delaware limited liability company By /s/ Shawn Miller[[Tenant 1 Signature]] Name: Shawn Miller [[Tenant 1 Name]] Title: CEO [[Tenant 1 Title]] [[Tenant 2 Title]]